This Agreement entered into as of January 7, 1999 by and between Re-Track USA Inc. (hereinafter the "Company") and Peter Green (hereinafter "Green").

In consideration of the mutual promises and covenants contained below, the parties agree as follows:

1.   SERVICES TO BE RENDERED.

GREEN shall assist the Company in advising the company on its financial matters, assist the company in identifying an underwriter to perform an initial public offering of the Company, and assist the Company in formulating any securities offering the Company may seek commence prior to any IPO.

2.   TERM AND PERFORMANCE OF GREEN.

The term of this Agreement shall be from the January 1, 1999 (hereinafter the "effective date") to December 31, 1999, and, at the option of the Company, shall automatically terminate thereafter unless otherwise renewed in writing sixty days prior to end of the term.

3.   FEES AND OTHER PAYMENTS.

(A) GREEN's compensation under this Agreement for the work of GREEN shall be $_________ annually plus expenses not to exceed $________.

(B) As a signing bonus, the Company agrees to issue GREEN 200,000 shares of its common stock within 30 days of the signing of this agreement.

4.   TRADE SECRETS AND INTELLECTUAL PROPERTY:

(A) With respect to the Company's special business techniques, analyses of the market, forms, software programs, lists of customers, and all other information regarding manufacture or distribution of products, GREEN acknowledges that all of such information:

         1.       belongs to the Company;
         2. constitutes specialized and highly confidential information not generally known in the industry; and
         3.       constitutes trade secrets of the Company
         4.       except:
                  a) Where the disclosed information is generally known to the public.
                  b) Where the disclosed information becomes generally known to the public after the disclosure through no act or omission of the recipient.
                  c) Where the information was previously known by the parties receiving the information.
                  d) Where the information is disclosed by persons with a bona fide right to possess Confidential Information and to disclose the information to recipient.
                  e) Where required by law to disclose the Confidential Information.

Accordingly, GREEN recognizes and acknowledges that it is essential to the Company to protect the confidentiality of such trade information.

(B) GREEN, his employees, agents or representatives, thus agrees to act as a trustee of such information and of any other confidential information they acquire in connection with their association with the Company. Further, as an inducement to the Company to retain him under this agreement, they will hold such information in trust and confidence for the use and benefit solely of the Company.

(C) During the term hereof, and for thirty-six (36) months thereafter, GREEN, his employees, agents or representatives, shall not disclose such information to any person, firm, association, or other entity for any reason or purpose whatsoever, unless such information has already become common knowledge or unless GREEN is required to disclose it by judicial process.

(D) GREEN acknowledges that in the event a court of competent jurisdiction determines that GREEN has breached the covenants made herein, the Company may move a court of competent jurisdiction for injunctive relief without any requirement of posting of an undertaking.

5.   AGREEMENT NOT TO COMPETE.

The Company has retained GREEN only for the purposes set forth in this Agreement, and his relationship to the Company is that of an independent contractor. During the term hereof, GREEN, his employees, agents or representatives, shall not, directly or indirectly, enter into, or in any manner take part in, any business, profession, or other endeavor which competes with the Company in the sale of safety syringe products and syringe technology or any improvements, enhancements, modifications or line extensions thereto. GREEN shall not so compete either as an employee, agent, independent contractor, owner, or otherwise.

6.   RESTRICTIVE COVENANT:

(A) For a period of one (1) year after the expiration or termination of this Agreement for any reason, whether with or without cause, or for a period of time equal to the length of GREEN's retention by the Company if such tenure has been for less than one (1) year, GREEN will not, directly or indirectly, contact any then-existing customer of the Company on behalf of any other person, firm, company, or corporation for the purpose of assisting such company with management or marketing relating to any product which may compete with any syringe product of the Company.

(B) The parties acknowledge that they have attempted to limit GREEN's right to compete only to the extent necessary to protect the Company from unfair competition.

(C) GREEN further acknowledges that: (1) in the event the consultancy with the Company terminates for any reason, they will be able to earn a livelihood without violating the foregoing restrictions; and (2) that his ability to earn a livelihood without violating such restrictions is a material condition to his retention by the Company.

7.   WARRANTY AGAINST PRIOR EXISTING RESTRICTIONS.

GREEN represents and warrants to the Company that he is not a party to any agreement containing a non-competition clause or other restriction with respect to: (A) the services required to perform hereunder; or (B) the use or disclosure of any information directly or indirectly related to the Company's business, or to the services required to render pursuant hereto.

8.   PROHIBITION AGAINST ASSIGNMENT.

GREEN agrees, for themselves and on behalf of his successors, heirs, executors, administrators, and any person or persons claiming under him by virtue hereof, that this Agreement and the rights, interests, and benefits hereunder cannot be assigned, transferred, pledged, or hypothecated in any way and shall not be subject to execution, attachment, or similar process. Any such attempt to do so, contrary to the terms hereof, shall be null and void and shall relieve the Company of any and all obligations or liability hereunder.

9.   SEVERABILITY.

If any provision, paragraph, or subparagraph of this Agreement is adjudged by any court of law to be void or unenforceable, in whole or in part, such adjudication shall not be deemed to affect the validity of the remainder of the Agreement, including any other provision, paragraph, or subparagraph. Each provision, paragraph, and subparagraph of this Agreement is declared to be separable from every other provision, paragraph, and subparagraph and constitutes a separate and distinct covenant.

10.  TERMINATION OF AGREEMENT.

This Agreement may be terminated by either party hereto upon the giving of thirty (30) days written notice, sent by registered or certified mail, return receipt requested, to the place designated as provided for in this agreement. In the event this agreement is terminated, GREEN shall only be entitled to a pro rata portion of the compensation under this agreement., except that the stock is not considered as compensation and GREEN shall be entitled to the total stock as outlined above.

11.  MODIFICATION AND WAIVER.

No waiver or modification of this Agreement shall be valid unless it is in writing and signed by the Company and GREEN. The waiver by either party of a breach of any provision of this Agreement shall not operate as, or be construed as, a waiver of any subsequent breach.

12.  BINDING EFFECT

This Agreement shall be binding upon, and inure to the benefit of, the Company and its successors, assigns, heirs, legal representatives, executors, and administrators.

13. ATTORNEYS' FEES.

If either party hereto shall, in the determination of a court of competent jurisdiction, breach any of the terms hereof, such party shall pay to the non-defaulting party all of the non-defaulting party's costs and expenses, including attorneys' fees, incurred by such party in enforcing the terms of this Agreement.

14.  COMPLETE UNDERSTANDING.

This Agreement constitutes the entire Agreement between the parties with respect to the subject matter hereof. This Agreement supersedes any and all other Agreements, whether oral or in writing, between the parties with respect to the subject matter hereof.

15.  GOVERNING LAW.

This Agreement shall be subject to, and governed by, the laws of the State of New York. For all matters relating to a dispute of this contract or an interpretation of any provision herein, the venue for shall be Rockland County, New York.

16.  HEADINGS.

The headings in this Agreement are inserted for convenience only and shall not be considered in interpreting the provisions hereof.

17.  NOTICE.

All notices shall be given in writing and sent by registered or certified mail, return receipt requested, and shall be addressed to:


          Re-Track USA, Inc.
          do Martin Kelly, President
          22 South Main Street
          New City, New York 10956;

          and in the case of GREEN --

          Peter Green.
          ____________________
          ____________________

18.  REMEDIES.

(A) The Company shall not be limited in remedy, whether in law or equity, in its enforcement of any provision of this Agreement or in recovery for damages for any breach thereof. Further, GREEN acknowledges that: (1) compliance with Paragraphs 5 through 8 herein is necessary to protect the Company's business and good will; (2) a breach of those Paragraphs will irreparably and continually damage the Company; and (3) an award of money damages will not be adequate to remedy such harm.

(B) Consequently, GREEN agrees that, in the opinion of a court of competent jurisdiction, he breaches or threatens to breach any of these covenants, the Company shall be entitled to both: (1) a preliminary or permanent injunction without the necessity of posting of an undertaking or bond in order to prevent the continuation of such harm; and (2) money damages, insofar as they can be determined, including, without limitation, all reasonable costs and attorneys' fees incurred by the Company in enforcing the provisions of this Agreement. Nothing in this Agreement, however, shall prohibit The Company from also pursuing any other remedy.

19.  COUNTERPARTS.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement on this 7th day of January, 1999.

PETER GREEN:                                The Company:
                                            Re-Track USA, Inc.

By: /s/ Peter Green                         By: /s/ Thomas Sassone
   -------------------------------             -----------------------------
   Peter Green                                 Thomas Sassone, Secretary

                                                                      APPENDIX A

                                IRREVOCABLE PROXY


         Pursuant to an Agreement dated 7th, January 1999 between Peter Green ("Green"), and Re-Track USA, Inc. ("Re-Track") the undersigned hereby irrevocably appoints Martin Kelly (Kelly), his nominee or nominees with full power of substitution, as proxy for the undersigned, with respect to 200,000 shares of common stock of Re-Track USA, Inc., transferred pursuant to the above written agreement dated 7th, January 1999 for a period four (4) years from the date of the above referenced agreement and or until Re-Track USA, Inc. successfully completes an Initial Public Offering of its securities pursuant to an SB2 or S1 registration statement filed with the Securities and Exchange Commission, irrevocable proxy to vote at any meeting of the shareholders of Re-Track USA, Inc., or to execute any and all consents with respect to, any and all matters upon which action is proposed to be taken by the shareholders of Re-Track USA, Inc., as Kelly in his sole discretion may from time to time determine.

Dated 7th January 1999


/s/ Peter Green
---------------------------
Mr. Peter Green